Exhibit 99.1

BioSpecifics Technologies Corp. Announces Initiation of XIAFLEX® Phase II Trial for Human Lipomas

LYNBROOK, NY – June 26, 2012 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products marketed as XIAFLEX in the U.S. and XIAPEX® in Europe and Eurasia, today announced that it has initiated its Phase II trial of XIAFLEX (collagenase clostridium histolyticum) for the treatment of human lipoma. Human lipomas are encapsulated deposits of benign fat often detected as bulges under the skin and are diagnosed in 575,000 U.S. patients annually. BioSpecifics anticipates that it will complete the 14 patient, single center dose escalation study by the end of the third quarter of 2013.

“The initiation of this Phase II trial is important for patients suffering with lipoma as there is currently no FDA-approved pharmaceutical for this condition,” commented Thomas Wegman, President of BioSpecifics. “We are enthusiastic about the promising clinical results already seen with injectable collagenase in this indication, as well as in canine lipoma for which we also have an ongoing Phase II trial. We look forward to completing both of these studies next year.”

This study is a single injection, open label trial and is planned to enroll 14 patients. XIAFLEX is being administered in four ascending doses, ranging from 0.058 mg to 0.44 mg of XIAFLEX.

  The primary efficacy endpoint will be a change in the visible surface area of the target lipoma, as determined at 6 months post injection.

  The secondary efficacy endpoints include the (1) change in length of the target lipoma; (2) relative change in lipoma surface area at one month and three months and (3) relative change in lipoma volume as measured by MRI.

  The study will also collect information of lipoma characteristics and will administer a questionnaire to each subject prior to injection and at each follow-up visit to gather information regarding the assessment of treatment in relation to how much the lipoma bothers the subject.

  Safety information will also be collected.

“There is great need for a non-surgical treatment for lipomas of all sizes and we are excited about the therapeutic potential of injectable collagenase for this condition,” said Zachary Gerut, M.D., lead investigator on the trial. “Larger lipomas can cause pain or discomfort for patients and they can grow to interfere with normal daily activities. In addition, many patients suffer with multiple lipomas scattered over their bodies, which can be quite unsightly.”

BioSpecifics’ strategic partner Auxilium Pharmaceuticals, Inc. (Auxilium) has the option to license development and marketing rights to this indication, which would trigger an opt-in payment and potential future milestone and royalty payments from Auxilium to BioSpecifics.

Human Lipoma Phase I Study Results

BioSpecifics previously conducted an open label Phase I study evaluating the safety and efficacy of injectable collagenase in the treatment of human lipoma, which demonstrated an average reduction of lipoma size of 93% post treatment at six months. Patients in the study received a single injection of collagenase consisting of 1,000 units (0.058 mg) per centimeter diameter of the lipoma. Eleven of the twelve subjects completed the follow up scheduled for the trial. Subjects were evaluated at baseline prior to the administration of study treatment and at one, three, seven and fourteen days, and one, three and six months post treatment to evaluate the overlying skin as well as the general area for untoward effects.

About Human Lipomas

Lipomas are encapsulated fat deposits that occur under the skin and they are common in humans. Approximately 1% of the general human population has a lipoma.1 Subcutaneous lipomas are the most common benign tumors found in humans.

1 Nickloes, Todd A., “Lipomas,” Medscape 16 Mar. 2010. <http://emedicine.medscape.com/article/191233-overview>

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications. Today, injectable collagenase, registered as XIAFLEX®, is marketed in the U.S. for the treatment of Dupuytren's contracture in adults with a palpable cord by the Company’s partner Auxilium Pharmaceuticals, Inc. (Auxilium) and is marketed in Europe under the trademark XIAPEX® by Pfizer Ltd. (Pfizer). XIAFLEX is being tested in the clinic for six promising indications during 2012: Auxilium is developing XIAFLEX for the treatment of Peyronie's disease and they have announced positive top-line results for the recently completed Phase III clinical trials. Auxilium is also developing XIAFLEX for frozen shoulder (adhesive capsulitis) and cellulite, which are in Phase II and Phase Ib, respectively. Auxilium is also conducting a Phase IIIb trial of XIAFLEX for Dupuytren's contracture patients with multiple palpable cords. BioSpecifics is developing XIAFLEX for human and canine lipomas. Pfizer has development and commercialization rights for XIAPEX for Dupuytren's contracture and Peyronie's disease in the 27 European Union member countries and 19 other European and Eurasian countries. Asahi Kasei Pharma Corporation has development and commercialization rights for XIAFLEX for the same two indications in Japan, and Actelion Pharmaceuticals has development and commercialization rights for XIAFLEX for these two indications in Canada, Australia, Brazil and Mexico. More information about the Company may be found on its website at www.biospecifics.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements.” The forward-looking statements include statements concerning, among other things, the potential market for XIAFLEX in human lipoma; the timing for completing the clinical trials in human lipoma and canine lipoma and the outcome of those clinical trials; and the promise of XIAFLEX as a treatment for particular indications. In some cases, these statements can be identified by forward-looking words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “likely,” “may,” “will,” “could,” “continue,” “project,” “predict,” “goal,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on BioSpecifics’ current expectations and its projections about future events. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including the ability of BioSpecifics’ partner, Auxilium, and its partners, Pfizer Inc., Asahi Kasei Pharma Corporation and Actelion Pharmaceuticals Ltd., to achieve their objectives for XIAFLEX in their applicable territories; the market for XIAFLEX in, and initiation and outcome of clinical trials for, additional indications including frozen shoulder, cellulite, human lipoma and canine lipoma, all of which will determine the amount of milestone, royalty and sublicense income BioSpecifics may receive; the potential of XIAFLEX to be used in additional indications; whether Auxilium exercises its option to license development and marketing rights to this indication; the timing of results of any clinical trials; the timing of regulatory filings and action; the receipt of any applicable milestone payments from Auxilium; whether royalty payments BioSpecifics is entitled to receive will exceed set-offs; and other risk factors identified in BioSpecifics’ Annual Report on Form 10-K for the year ended December 31, 2011 and its Current Reports on Form 8-K filed with the Securities and Exchange Commission. All forward-looking statements included in this release are made as of the date hereof, and BioSpecifics assumes no obligation to update these forward-looking statements.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com